Exhibit 10.8

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

CONTRATTO DI COLLABORAZIONE

COOPERATION AGREEMENT

CONTRATO DE COLABORACIÓN

TRA

BETWEEN

ENTRE

EALIXIR USA INC.

o	compagnia di diritto del Delaware, Stati Uniti d’America, con sede in USA, 40 SW 13th Street, PH 1, Miami - FL 33131 – di seguito EALIXIR;
o	a company incorporated under the law of Delaware, United States of America, with headquarters: 40 SW 13th Street, PH 1, Miami – FL 33131- hereinafter “EALIXIR”;
o	empresa bajo la ley de Delaware, Estados Unidos de América, con sede en: Barcelona, 40 SW 13 th Street, PH 1, Miami – FL 33131 - en adelante “EALIXIR”;

E

AND

Y

Nome Società
Company name
Nombre de empresa

Codice Fiscale
Register number
Identificación Fiscal

Nazione
Country
País

Indirizzo
Address
Dirección

Rappresentante Legale
Legal Representative
Representante Legal

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Doc. d’Identità del Rappresentante Legale
Legal Representative ID n.
Documento de identidad del Representante Legal n.

Telefono
Phone Teléfono

Email
Email
Correo electrónico

O

OR

O

Persona fisica

Physical Person

Persona física

Nome e cognome: FRANCESCO MAZZA

Name and Lastname

Nombre y apellido

Doc. d’identità: Passaporto Italiano n. [*****]

ID number

Documento de identidad n.

Codice fiscale-

Fiscal code

Código Fiscal

Nato a: Milano (Italia)	il [*****]
Born in - date of birth
Nacido en - el

Luogo di Residenza – Nazione: Spain

Place of residence - Country

Lugar de residencia – País

Indirizzo: [*****]

Address

Dirección

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Telefono: [*****]

Phone

Teléfono

Email: [*****]

Email

Correo electrónico

(di seguito “Collaboratore”).

(hereinafter “Collaborator”).

(en delante “Colaborador”).

Congiuntamente “le Parti”.

Jointly “the Parties”.

Conjuntamente “las Partes”.

PREMESSO

PREMISES

PREMISA

A.	EALIXIR USA INC. è la società licenziataria del marchio EALIXIR, di cui è unica titolare la società EALIXIR INC.;

A.	EALIXIR USA INC. EALIXIR brand licensee, of which EALIXIR INC. is the sole owner;

A.	EALIXIR USA INC. es el licenciatario de la Marca EALIXIR, y EALIXIR INC. es el único propietario;

B.	Il servizio “Ealixir” comprende:

1.	Attività di cancellazione, deindicizzazione, modifica e downgrade del page rank di contenuti negativi su internet;

2.	Attività di publishing internazionale;

3.	Analisi e strategie di potenziamento della identità digitale;

4.	Utilizzo di una piattaforma digitale;

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B.	The “Ealixir” services includes:

1.	Activity of deleting, deindexing, modifying and downgrading page rank of negative content on the internet;

2.	International publishing activities;

3.	Analysis and strategies to strengthen digital identity;

4.	Use of a digital platform;

B.	El servicio “EALIXIR” incluye:

1.	Actividades de cancelación, desindexación, modificación y desposicionamiento del rango de página de los contenidos negativos en Internet;

2.	Actividades editoriales internacionales;

3.	Análisis y estrategias para fortalecer la identidad digital;

4.	Uso de una plataforma digital;

C.	EALIXIR svolge la propria attività rivolgendosi ad un target di clientela seria, informata e con un’adeguata capacità patrimoniale;

C.	EALIXIR carries out its activities by pursuing a target of serious, informed customers with adequate wealth capacity;

C.	EALIXIR lleva a cabo su actividad, apuntando a un objetivo de clientes serios e informados y con una capacidad de capital adecuada;

D.	Il Cliente è il soggetto che desidera assumere i servizi di EALIXIR;

D.	Customer is the subject who wishes to hire the services of EALIXIR;

D.	El Cliente es el sujeto que desea contratar los servicios de EALIXIR;

E.	Il Collaboratore dichiara di avere le competenze tecniche e professionali richieste da EALIXIR per lo svolgimento di dette attività e si dichiara, altresì, disponibile ad accettare l’incarico conferito con il presente accordo;

E.	The Collaborator declares to have the technical and professional skills required by EALIXIR to perform said activities and furthermore declares to accept the assignment conferred by this agreement;

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E.	El Colaborador declara tener las habilidades técnicas y profesionales requeridas por EALIXIR para el desempeño de dichas actividades y se declara, también, dispuesto a aceptar la asignación conferida con este acuerdo;

F.	Il Collaboratore ha una rete di contatti attraverso la quale promuovere il servizio “Ealixir”.

F.	The Collaborator has a network of contacts through which he/she can promote the “Ealixir” service.

F.	El Colaborador tiene una red de contactos a través de la cual promoverá el servicio “Ealixir”.

G.	Il Collaboratore ha concordato con la Società la realizzazione del progetto di lavoro, in coordinamento con l’attività della medesima.

G.	The Collaborator has agreed with the Company to carry out the work project in coordination with its activity.

G.	El Colaborador ha acordado con la Empresa, la realización del proyecto de trabajo en coordinación con la actividad de la misma.

Tutto ciò premesso le Parti sottoscrivono i seguenti accordi:

Given the above, the Parties agree to the following agreements:

Dado lo anterior, las Partes firman los siguientes acuerdos:

ARTICOLO 1 - OGGETTO DELL’ACCORDO

ARTICLE 1 - PURPOSE OF THE AGREEMENT

ARTÍCULO 1 - OBJETO DEL ACUERDO

1.1	Le premesse costituiscono parte integrante del presente atto e pertanto si intendono esplicitamente richiamate.

1.1	The premises are an integral part of this writing and are therefore intended to be explicitly mentioned.

1.1	Las premisas son una parte integral de esta escritura y por lo tanto están destinadas a ser mencionadas explícitamente.

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1.2	Ealixir conferisce al Collaboratore l’incarico di svolgere il seguente progetto: incremento e consolidamento della notorietà del brand EALIXIR ed estensione della rete di potenziali fruitori del servizio di rimozione di contenuti indesiderati dal web sia per il mercato italiano che internazionale. Tutto questo deve essere organizzato in collaborazione con la direzione (generale o amministrativa o commerciale etc..), anche tramite l’utilizzo delle specifiche strutture aziendali nonché delle informazioni e dei dati in possesso degli uffici della Committente.

Ai fini del coordinamento dell’attività di cui sopra, dovrà verificarsi un costante scambio di informazioni in merito all’effettuazione dell’incarico conferito e per il rispetto dei tempi concordati.

1.2	Ealixir assigns the Collaborator the task of carrying out the following project: increasing and consolidating the knowledge of the EALIXIR brand and expanding the network of potential users of the service for the cancellation of unwanted content from the web, both for the market Italian and international.

All this must be organized in collaboration with the management (general or administrative or commercial, etc.), also through the use of specific corporate structures, as well as the use of information and data in possession of the Principal’s offices.

In order to coordinate the above activities, there must be a constant exchange of information on the performance of the assigned function and compliance with the agreed deadlines.

1.2	Ealixir, asigna al Colaborador la tarea de llevar a cabo el siguiente proyecto: aumento y consolidación del conocimiento de la marca EALIXIR y ampliación de la red de usuarios potenciales del servicio para la eliminación de contenidos no deseados de la web, tanto para el mercado italiano como internacional.

Todo ello debe organizarse en colaboración con la dirección (general o administrativa o comercial, etc.), también mediante el uso de estructuras societarias específicas, así como el uso de la información y de los datos en posesión de las oficinas de la Comitente.

A los efectos de coordinar las actividades anteriores, debe existir un intercambio constante de información sobre el desempeño de la función asignada y el cumplimiento de los plazos pactados.

ARTICOLO 2– DURATA E RECESSO ANTICIPATO

ARTICLE 2 - DURATION AND EARLY TERMINATION

ARTÍCULO 2 - DURACIÓN Y TERMINACIÓN ANTICIPADA

2.1.	Il presente accordo ha la durata di 12 mesi a partire dal 1 Gennaio 2022 con tacito rinnovo.

2.1.	This agreement has a duration of 12 months from January 1st, 2022 with tacit renewal.

2.1.	Este acuerdo tiene una duración de 12 meses a partir de 1de Enero de 2022 con renovación tácita.

2.2.	Le Parti potranno recedere in qualsiasi momento dal presente accordo con un preavviso di 1 mese da comunicare agli indirizzi come da successivo Articolo 9. Tutti i rapporti in essere al momento del recesso saranno regolati come descritto ai punti del successivo Articolo 4, fino al completamento del servizio al cliente. Gli effetti del recesso in entrambe le ipotesi contemplate dal presente articolo non incidono sui termini di durata dell’accordo di non concorrenza e del patto di segretezza così come concordemente disciplinati dalle Parti nel presente contratto.

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2.2.	The Parties may withdraw from this agreement at any time by a 1 month notice sent by mail to the addresses indicated in Article 9. All the existing cases at the time of withdrawal will be determined as described in the following Article 4, until completion of customer service. The effects of the withdrawal contemplated by this article do not affect the duration of the non- competition and secrecy agreement clauses contained herein.

2.2.	Las Partes pueden desistir de este acuerdo en cualquier momento con un aviso de 1 mes que se enviará por correo a las direcciones indicadas en el Artículo 9. Todas las relaciones existentes en el momento del desistimiento se regularán como descrito más tarde en el artículo 4, hasta al finalizar el servicio al cliente. Los efectos del desistimiento en ambos casos contemplados en este artículo no afectan los términos de duración del acuerdo de no competencia y del acuerdo de secreto según lo acordado por las Partes en este contrato.

ARTICOLO 3 - DICHIARAZIONI E GARANZIE

ARTICLE 3 - DECLARATION AND GUARANTEES

ARTÍCULO 3 - DECLARACIÓN Y GARANTÍAS

3.1	ASSENZA DI SUBORDINAZIONE

La Collaborazione oggetto del presente contratto è resa dal Collaboratore nel contesto di un rapporto che, date le modalità di esecuzione e per esplicita volontà delle parti, deve essere considerato, a tutti gli effetti, un rapporto di prestazione autonoma per l’attuazione di uno specifico progetto di lavoro.

Tale rapporto non avrà pertanto alcun carattere del rapporto di lavoro subordinato bensì comporterà, nell’attuazione dell’incarico affidatogli e nella realizzazione del progetto, di cui al punto 1, l’operare in autonomia da parte del Collaboratore, con le modalità che riterrà più opportune, in totale libertà di svolgimento dell’incarico, senza alcun vincolo di subordinazione e senza assoggettamenti gerarchici, disciplinari e di orario di lavoro, mantenendo però un costante coordinamento in termini di obiettivi e risultati.

Il Collaboratore si impegna ad eseguire l’incarico di cui sopra in via continuativa con l’impiego delle proprie capacità personali, non potendo delegare, in tutto o in parte, l’esecuzione dell’incarico affidatogli, e senza che l’assunzione di eventuali altri impegni, successivi nel tempo, possa provocare situazioni di mancato rispetto di quanto pattuito con la presente.

Egli pertanto non sarà vincolato all’osservanza di un orario prestabilito essendo libero di spostare, modificare, ampliare o ridurre l’orario di presenza a suo insindacabile giudizio.

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Le Parti concordano sulla comune volontà di confermare, in ogni più opportuna sede, il carattere di lavoro autonomo così come peraltro qui regolamentato, non sussistendo alcun interesse in capo ai contraenti ad instaurare un rapporto di diversa natura da quello che qui si vuole concordemente instaurato e definito.

3.1	LACK OF SUBORDINATION

The Collaboration object of this contract is carried out by the Collaborator in the context of a relationship that, given the execution methods and by the explicit will of the parties, must be considered, for all purposes, a relationship of autonomous provision of services for the implementation of a specific work project.

This relationship, therefore, will not have the character of a subordinate employment relationship but will suppose, in the execution of the function that has been entrusted to it and in the execution of the project, to which point 1 refers, that the Collaborator operates autonomously in the modality that he considers most appropriate, with total freedom to perform the assigned function, without any subordination link and without hierarchical, disciplinary and work schedule subjugation, maintaining constant coordination in terms of objectives and results.

The Collaborator undertakes to carry out the assigned function continuously, with the use of his personal skills, not being able to delegate, totally or partially, the execution of the same, and without assuming other commitments, later in the time, may cause situations of non-compliance with what is agreed here.

Therefore, he will not be obliged to comply with a pre-established schedule, being free to move, modify, extend or reduce the time of presence at his sole discretion.

The Parties agree on the common will to confirm, in all the most appropriate places, the nature of self-employment regulated here, since there is no interest, on the part of the contracting parties, to establish a relationship of a different nature to that which is agree to establish and define here.

3.1	AUSENCIA DE SUBORDINACIÓN

La Colaboración objeto de este contrato, es realizada por el Colaborador en el contexto de una relación que, dados los métodos de ejecución y por la voluntad explícita de las partes, debe ser considerada, a todos los efectos, una relación de prestación autónoma de servicios para la implementación de un proyecto de trabajo específico.

Esta relación, por tanto, no tendrá carácter de relación laboral subordinada sino que supondrá, en la ejecución de la función que le ha sido encomendada y en la realización del proyecto, al cual se refiere el punto 1, que el Colaborador opere de forma autónoma, en la modalidad que considere más oportuna, con total libertad para realizar la función asignada, sin ningún vínculo de subordinación y sin subyugación jerárquica, disciplinaria y de horario de trabajo, manteniendo una coordinación constante en cuanto a objetivos y resultados.

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El Colaborador se compromete, a llevar a cabo la función asignada de forma continua, con el uso de sus competencias personales, no pudiendo delegar, total o parcialmente, la ejecución de la misma, y sin que la asunción de otros compromisos, posteriores en el tiempo, pueda ocasionar situaciones de incumplimiento de lo aquí pactado.

Por tanto, no estará obligado a cumplir un horario preestablecido, siendo libre para moverse, modificar, ampliar o reducir el tiempo de presencia a su sola discreción.

Las Partes acuerdan la voluntad común de confirmar, en todos los lugares más adecuados, el carácter de trabajo por cuenta propia regulado aquí, ya que no existe interés, por parte de las partes contratantes, de establecer una relación de naturaleza distinta a aquella que se acuerda establecer y definir aquí.

3.2	DICHIARAZIONI DEL COLLABORATORE

Il Collaboratore dichiara e garantisce che:

a) Nello svolgere l’attività non viola diritti di terzi o impegni nei confronti di terzi, sia in Italia che all’estero;

b) Non gli è inibito di svolgere l’attività ai sensi di legge o altre disposizioni applicabili, sia in Italia che all’estero;

c) La collaborazione in oggetto è resa nell’esercizio di attività per la quale non è indispensabile l’iscrizione in albi, ruoli o elenchi professionali (in nessuno dei quali risulta iscritto).

Ai fini dell’assicurazione previdenziale, dichiara inoltre di essere iscritto alla seguente forma di previdenza obbligatoria del proprio paese.

3.2	COLLABORATOR’S STATEMENTS

The Collaborator declares and guarantees that:

a) By carrying out the activity, he does not violate the rights of third parties or commitments with third parties, both in Italy and abroad;

b) He is not prevented from carrying out the activity, in accordance with the law or other applicable provisions, both in Italy and abroad;

c) The collaboration in question is carried out in the exercise of an activity for which registration in professional registers, roles or lists is not essential (in none of which he is registered).

For social security purposes, he further declares that he is enrolled in the mandatory pension plan in his country.

3.2	DECLARACIONES DEL COLABORADOR

El Colaborador declara y garantiza que:

a) Al llevar a cabo la actividad, no viola los derechos de terceros o compromisos con terceros, tanto en Italia como en el extranjero;

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b) No se le impide realizar la actividad, de conformidad con la ley u otras disposiciones aplicables, tanto en Italia como en el extranjero;

c) La colaboración en cuestión, se realiza en el ejercicio de una actividad para la que no es imprescindible la inscripción en registros, roles o listas profesionales (en ninguno de los cuales está inscrito).

A los efectos de seguridad social, declara además que está inscrito en el plan de pensiones obligatorio en su país.

ARTICOLO 4 – CORRISPETTIVO

ARTICLE 4 - COMPENSATION

ARTÍCULO 4 – COMPENSACIÓN

4.1 Il compenso per la collaborazione in EALIXIR STORY che il Collaboratore renderà nel periodo suindicato alla Committente è così determinato e confermato di comune accordo fra le parti.

EALIXIR riconoscerà al Collaboratore il compenso pari al 16% del fatturato al cliente (fatto salvo accordi singoli presi di volta in volta con il CEO) fino ad un compenso massimo complessivo di 200.000 euro annuo.

La percentuale del 16%, come sopra indicato (11%+5% come successivamente specificato all’Art. 7) sarà corrisposto da EALIXIR al Collaboratore con le stesse scadenze concesse al cliente, solo in caso di pagamento avvenuto da parte di quest’ultimo ed entro 30 giorni dall’incasso.

4.1 The compensation for the collaboration in EALIXIR STORY that the Collaborator will provide to the Principal within the aforementioned period, is determined and confirmed by mutual agreement between the parties.

EALIXIR will pay the Collaborator a fee equal to 16% of the turnover to the customer (subject to individual agreements made from time to time with the CEO) up to a maximum total fee of 200.000 euros per year.

The percentage of 16%, as described above (11% + 5% as specified later in Art. 7), will be paid by EALIXIR to the Collaborator in the same terms granted to the client, only if the client performs the payment and within 30 later days of receipt of payment.

4.1 La compensación por la colaboración in EALIXIR STORY que el Colaborador prestará a la Comitente en el plazo mencionado, queda determinada y confirmada de común acuerdo entre las partes.

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EALIXIR abonará al Colaborador una tarifa equivalente al 16% de la facturación al cliente (sujeto a acuerdos individuales hechos de vez en cuando con el CEO hasta una tarifa total máxima de 200.000 euros por año.

El porcentaje del 16%, según se describe anteriormente (11% + 5% según se especifique posteriormente en el Art. 7), será abonado por EALIXIR al Colaborador en los mismos plazos otorgados al cliente, solo en caso de que el cliente realice el pago y dentro de los 30 días posteriores a la recepción del pago.

ARTICOLO 5 – ACCORDO DI NON CONCORRENZA

ARTICLE 5 - NON-COMPETITION AGREEMENT

ARTÍCULO 5 - ACUERDO DE NO COMPETENCIA

5.1.	Il Collaboratore si impegna, per tutta la vigenza del rapporto di collaborazione e per la durata del presente patto di non concorrenza, ad astenersi dall’esercitare:

a)	Attività imprenditoriale, in proprio o per interposta persona, concorrente a quella di EALIXIR con riguardo a tutte le attività e i servizi da questa forniti al momento della sottoscrizione del presente accordo. A titolo esemplificativo e non esaustivo ci si riferisce in particolare al servizio di rimozione di link indesiderati dal web, di publishing di contenuti on-line e WEBiD;

b)	Attività concorrente con quella di EALIXIR alle dipendenze di altri imprenditori; in qualità di agente, rappresentante, commissionario, concessionario o, comunque, intermediario commerciale; in qualità di libero professionista o lavoratore autonomo consulente che presti la propria opera a favore di altri imprenditori in proprio o per interposta persona.

5.1.	The Collaborator commits, during the validity hereof and the further duration of this non- competition agreement, to abstain from exercising, including but not limited to, the following activities:

a)	Entrepreneurial activities, in person or through a third party, which could be considered to be in competition with that of EALIXIR related to all the activities and services provided at the time of signing of this agreement. Reference is made in particular to the service of removing undesired links from the web, online publishing of content and WEBID for instance and by way of non-exhaustive example;

b)	Any activity competing with that of EALIXIR whether as an employee of other entrepreneurs, as an agent, representative, commissioned agent, dealer or commercial intermediary; as a freelancer or self-employed consultant who provides his services to other entrepreneurs on his own or through a third party.

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5.1	El Colaborador se compromete, por toda la validez de la relación de colaboración y durante la duración de este acuerdo de no competencia, abstenerse de ejercer:

a)	Actividades empresariales, en persona o a través de un tercero, en competencia con la de EALIXIR con respecto a todas las actividades y servicios que presta al momento de firmar este acuerdo. A modo de ejemplo no exhaustivo, se hace referencia en particular al servicio de eliminar enlaces no deseados en Internet, publicación de contenido en línea e WEBiD;

b)	Cualquier actividad en competencia con la de EALIXIR desarrollada por otros empresarios como agente, representante, comisionista, distribuidor o intermediario comercial; como un profesional independiente o consultor independiente que brinda sus servicios a otros empresarios por su cuenta o por medio de un tercero.

5.2.	Il Collaboratore potrà quindi esercitare la propria attività in qualunque altro ramo con la sola esclusione di quelli richiamati.

5.2	Therefore, the Collaborator can carry out its business in any other branch or sector with the sole exception of those referred to in this article.

5.2	Por lo tanto, el Colaborador puede llevar a cabo su actividad en cualquier otro sector con la única excepción de las mencionadas.

5.3.	Si conviene che l’obbligo di non concorrenza, oggetto del presente patto, avrà la durata di anni 2 dalla data di cessazione del presente contratto.

5.3.	It is agreed that the non-competition obligation, object of this agreement, will have a further duration of 2 years from the date of expiration of the same.

5.3.	Se acuerda que la obligación de no competencia, objeto de este acuerdo, tendrá una duración de 2 años a partir de la fecha de terminación de la relación.

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5.4.	Il Collaboratore sarà tenuto a risarcire il danno causato ad EALIXIR in conseguenza della violazione del presente patto di non concorrenza.

5.4.	The Collaborator will be required to compensate any damage caused to EALIXIR as a result of the violation of this agreement.

5.4.	El Colaborador deberá compensar el daño causado a EALIXIR como resultado de la violación de este acuerdo.

5.5.	Le Parti concordano una clausola penale al fine di predeterminare la misura del risarcimento, stabilendo un importo pari a EUR 100.000 (centomila), fatto salvo il maggior danno subito da EALIXIR, in conseguenza della inadempienza contrattuale del Collaboratore e fatta salva ogni ulteriore azione legale che EALIXIR ritenga opportuna per la tutela dei propri diritti.

5.5.	The Parties agree on a penalty clause in order to predetermine the extent of the compensation, at an amount of EUR 100.000 (hundred thousand), save for greater damage which EALIXIR might suffer, as a result of breach of contract by the Collaborator and without prejudice to any further legal actions available in contract and in law.

5.5.	Las Partes acuerdan una cláusula de penalización a un monto de EUR 100.000 (cientos de miles) para predeterminar el alcance de la compensación, excepto si el daño sufrido por EALIXIR es mayor, como resultado del incumplimiento del contrato por el Colaborador y sin perjuicio a cualquier acción legal adicional que EALIXIR considere apropiado para la protección de sus derechos.

5.6.	Il presente patto di non concorrenza avrà vigenza e valore qualunque sia la causa o il motivo della risoluzione del rapporto fra EALIXIR e Collaboratore.

5.6.	Whatever the cause or the reason for the termination/expiration of this agreement between EALIXIR and the Collaborator, the present non-competition agreement shall have full force and effect.

5.6.	El presente acuerdo de no competencia tendrá validez y valor sea cual sea la causa o el motivo de la terminación de la relación entre EALIXIR y Colaborador.

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ARTICOLO 6 – PATTO DI SEGRETEZZA, NON DIVULGAZIONE e RISERVATEZZA

ARTICLE 6 – SECRECY, NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

ARTÍCULO 6 - ACUERDO DE SECRETO, NO DIVULGACIÓN Y CONFIDENCIALIDAD

6.1.	Ai fini del presente accordo sono considerate informazioni riservate:

tutte le informazioni, anche relative alla corrispondenza aziendale interna o apprese in occasione di riunioni interne, suscettibili di essere comunicate in forma scritta, orale o in qualsiasi altro modo o supporto, materiale o immateriale, attualmente conosciuto o che costituirà lo stato della tecnica in futuro, nonché il know-how aziendale, le strategie commerciali aziendali, i nominativi di prospect, clienti esistenti e potenziali e di chiunque, sia essa persona fisica o giuridica, intrattenga rapporti professionali di qualsiasi natura con EALIXIR.

6.1.	For the purpose of this agreement, confidential information shall be considered:

all information, including information related to the internal correspondence of the company or received during internal meetings, which may be communicated in writing, orally, or in any other way, material or immaterial, currently applicable or which constitutes the state of the art in the future, as well as corporate know-how, business commercial strategies, the names of prospect, customers and potential customers, individual or legal entity, maintaining professional relationships of any nature with the EALIXIR.

6.1.	A los efectos de este acuerdo, se considera información confidencial:

toda la información, incluida la información relacionada con la correspondencia interna de la empresa o la información obtenida durante las reuniones internas, comunicado por escrito, oralmente o de cualquier otra forma, material o inmaterial, actualmente conocido o que constituirá el estado del arte en el futuro, así como los conocimientos corporativos, las estrategias comerciales de negocios, los nombres (prospect) de clientes existentes y potenciales y de cualquier persona, ya sea una persona física o jurídica, que mantiene relaciones profesionales de cualquier naturaleza con EALIXIR.

6.2.	Il Collaboratore si impegna a non divulgare, confermare, duplicare, e/o rivelare a terzi per alcuna ragione le informazioni riservate, così come definite al punto 1, apprese nel corso del rapporto di collaborazione con EALIXIR.

6.2.	The Collaborator undertakes to refrain from any from any disclosure, confirmation, copying and/or reveal to third parties for any reason the confidential information, as defined in point 1, received during the collaboration with EALIXIR.

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6.2.	El Colaborador se compromete a no divulgar, confirmar, copiar ni revelar a terceros por ningún motivo la información confidencial, tal como se define en el punto 1, obtenida durante la colaboración con EALIXIR.

6.3.	Il Collaboratore dovrà corrispondere in favore di EALIXIR un importo di EUR 100.000 (centomila) a titolo di penale, fatto salvo il maggior danno subito da EALIXIR, in conseguenza della inadempienza contrattuale del Collaboratore e fatta salva ogni ulteriore azione legale che EALIXIR ritenga opportuna per la tutela dei propri diritti.

6.3.	The Collaborator agree on a penalty clause in order to predetermine the extent of the compensation, at an amount of EUR 100.000 (hundred thousand), save for greater damage which EALIXIR might suffer, as a result of breach of contract and without prejudice to any further legal actions available in contract and in law.

6.3.	En caso de incumplimiento de la obligación de secreto, durante la vigencia de este acuerdo, el Colaborador deberá pagar a EALIXIR una cantidad de EUR 100.000 (cientos de miles) como multa, excepto si el daño sufrido por EALIXIR es mayor, en consecuencia, del incumplimiento del contrato por parte del Colaborador y sin considerar cualquier otra acción legal que EALIXIR crea apropiada para la protección de sus derechos.

6.4.	Questo accordo avrà validità dal momento della sottoscrizione per l’intera durata del presente contratto e per i due (2) anni successivi alla sua conclusione, qualunque sia la causa di cessazione del rapporto.

6.4.	This agreement shall remain in force from its execution, for the entire duration of the relationship and for further two (2) years following its termination, whatever the cause of termination may be.

6.4.	Este acuerdo será válido desde el momento de la firma durante toda la relación y durante los dos (2) años posteriores a su conclusión, sea cual sea el motivo de la terminación de la relación.

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ARTICOLO 7 - COMPENSO PER LE OBBLIGAZIONI CONTENUTE NEGLI ARTT: 5 E 6

ARTICLE 7 – CONSIDERATION FOR THE OBLIGATIONS CONTAINED IN ARTT: 5 AND 6

ARTÍCULO 7 – COMPENSACION PARA LAS OBLIGACIONES CONTENIDAS EN LOS ARTT: 5 Y 6

7.	A titolo di compenso per gli obblighi di cui sopra EALIXIR corrisponderà al Collaboratore la percentuale del 5% (inclusa nel compenso di cui al punto 4.1) che verrà corrisposta con le stesse modalità e tempi del compenso di cui all’art. 4.1 di cui sopra, per tutta la durata del contratto.

7.	As a consideration for the above undertakings EALIXIR shall pay to the Collaborator a commission of 5% (included in the payment indicated in point 4.1 above) payable in the same modalities and terms indicated in point 4.1 above, for the entire duration of this agreement.

7.	Como compensación para las obligaciones arriba mencionadas, EALIXIR reconocerá al Colaborador una comisión del 5% (incluida en el pago indicado al punto 4.1), que será liquidada con las mismas modalidades y términos de la compensación prevista por el art. 4.1 que precede, por toda la duración del contrato.

ARTICOLO 8 – MODIFICHE – CESSIONI – COMUNICAZIONI

ARTÍCULO 8 - ENMIENDAS - CESIONES – COMUNICACIONES

ARTICLE 8 - AMENDMENTS - ASSIGNMENTS - COMMUNICATIONS

Le disposizioni del presente contratto non possono essere modificate a meno che tali modifiche siano concordate per iscritto e sottoscritte dal Collaboratore e dalla Committente. Il Collaboratore non potrà cedere o delegare a terzi i propri obblighi nascenti dal presente contratto. La Committente potrà cedere il presente contratto a proprie controllate, in tal caso la cessione è sin d’ora accettata dal Collaboratore. Qualsivoglia comunicazione ai sensi del presente contratto dovrà essere effettuata per iscritto e, anche se preceduta da telefax o messaggio di posta elettronica, dovrà essere inviata a mezzo di lettera raccomandata, indirizzata all’ultimo indirizzo noto o domicilio o sede legale (di cui all’Art. 9 a seguire).

The provisions of this contract cannot be changed unless said changes are agreed in writing and signed by the Collaborator and the Principal. The Collaborator may not assign or delegate to third parties, his obligations derived from this contract. The Principal may assign this contract to its subsidiaries, in which case the assignment is accepted from now on by the Collaborator. Any communication under this contract must be made in writing and, even if preceded by fax or email, must be sent by registered letter, addressed to the last known address or legal seat (mentioned in Art. 9 below).

Las disposiciones de este contrato no se pueden cambiar a menos que dichos cambios sean acordados por escrito y firmados por el Colaborador y la Comitente. El Colaborador no podrá ceder ni delegar en terceros, sus obligaciones derivadas de este contrato. La Comitente puede ceder este contrato a sus subsidiarias, en cuyo caso la cesión es aceptada a partir de ahora por el Colaborador.

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Cualquier comunicación en virtud de este contrato, debe hacerse por escrito e, incluso si está precedida por fax o correo electrónico, debe enviarse por carta certificada, dirigida a la última dirección o sede legal conocidos (mencionado en el Art. 9 a continuación).

ARTICOLO 9 – CORRISPONDENZA

ARTICLE 9 – CORRESPONDENCE

ARTÍCULO 9 – CORRESPONDENCIA

9.1.	Le Parti si accordano di indirizzare tutta la corrispondenza ai seguenti indirizzi:

9.1.	The Parties agree to direct all correspondence to the following addresses:

9.1.	Las Partes acuerdan dirigir toda la correspondencia a las siguientes direcciones:

●	EALIXIR USA INC.

40 SW 13th Street, PH 1,

Miami – FL 33131 -USA

Email: contract@ealixir.com

●	Collaboratore Collaborator Colaborador

Nome e Cognome: FRANCESCO MAZZA

First Name and Lastname

Nombre y Apellido

Indirizzo, Città e Nazione: [*****]

Address, City and Country

Dirección, Ciudad y País

Email: [*****]

Email

Correo electrónico

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ARTICOLO 10 – LEGGE APPLICABILE E CLAUSOLA ARBITRALE ARTICLE 10 - APPLICABLE LAW AND ARBITRATION CLAUSE ARTÍCULO 10 - LEY APLICABILE Y CLÁUSOLA DE ARBITRAJE

10.1.	L’interpretazione ed esecuzione del presente contratto, per quanto non sia qui espressamente regolato dalle Parti, sarà regolato dalla legge Svizzera e in lingua inglese.

10.1.	The interpretation and execution of this contract, although not expressly regulated herein by the Parties, shall be governed by Swiss law and the English language shall prevail.

10.1.	La interpretación y ejecución de este contrato, aunque no esté expresamente regulada aquí por las Partes, se regirá por la ley suiza y se aplicará el idioma Inglés.

10.2.	Ogni controversia derivante da o relative al presente accordo verrà risolta in via definitiva secondo il Regolamento d’arbitrato della Camera di Commercio Internazionale (ICC), da un arbitro unico nominato in conformità di detto Regolamento. L’arbitrato si terrà a Miami (USA) in lingua inglese.

10.2.	Any controversy arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC), by a Sole Arbitrator appointed in accordance with those Rules. The arbitration will be held in Miami (USA) in English language.

10.2.	Cualquier disputa que surja de o esté relacionada con este acuerdo será resuelta definitivamente de acuerdo con el Reglamento de Arbitraje de la Cámara de Comercio Internacional (ICC), por un solo árbitro designado de conformidad con dicho Reglamento. El arbitraje se llevará a cabo en Miami (EEUU) en idioma Inglés.

Letto, confermato e sottoscritto

Read, confirmed and undersigned

Leído, confirmado y firmado

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Miami, data 1 Gennaio 2022

Miami, date January 1st, 2022

Miami, fecha 1 de Enero de 2022

EALIXIR USA INC.	IL COLLABORATORE THE COLLABORATOR COLABORADOR

/s/ Enea Angelo TREVISAN	/s/ Francesco MAZZA
Enea Angelo TREVISAN	Francesco MAZZA

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